                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                             HARLEYSVILLE GROUP INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[GRAPHIC OMITTED]     Walter R. Bateman              (215) 256-5000
                      Chairman of the Board          www.harleysvillegroup.com
                      & Chief Executive Officer
                      355 Maple Ave.
                      Harleysville, PA 19438






                                                      March 21, 2003



Dear Harleysville Group Inc. Stockholder:

         You are cordially invited to attend the Annual Meeting of the Stockholders of Harleysville Group Inc. at the Company's headquarters, 355 Maple Avenue, Harleysville, Pennsylvania on Wednesday, April 23, 2003, at 10:30 A.M.

         At the meeting, stockholders will vote on two scheduled items of business. Those items and the votes the Board of Directors recommends are:

                 Item                                          Recommended Vote
                 ----                                          ----------------

         1. Election of three directors                               FOR
         2. Approval of the Amended and Restated Employee             FOR
            Stock Purchase Plan

         We will also discuss Harleysville Group's 2002 operations and will be pleased to answer your questions about the Company. Enclosed with this proxy statement are your proxy card and the 2002 Annual Report.

         We look forward to seeing you on April 23, 2003. Whether or not you plan to attend the meeting in person, it is important that you complete and return the enclosed proxy card in the envelope provided in order that your shares can be voted at the meeting as you have instructed.

                                                 Sincerely,

                                                 /s/ Walter R. Bateman
                                                 ----------------------
                                                 Walter R. Bateman

[GRAPHIC OMITTED]        Rober A. Brown             (215) 256-5000
                         Secretary                   www.harleysvillegroup.com
                         355 Maple Ave.
                         Harleysville, PA 19438




                             HARLEYSVILLE GROUP INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 23, 2003


To the Stockholders of
    HARLEYSVILLE GROUP INC.

         The Annual Meeting of Stockholders of HARLEYSVILLE GROUP INC. will be held at 10:30 A.M., Wednesday, April 23, 2003, at its headquarters at 355 Maple Avenue, Harleysville, Pennsylvania 19438, for the following purposes:

         1.   To elect three Class B directors;
         2.   To approve the Amended and Restated Employee Stock Purchase Plan;
              and
         3.   To transact such other business as may properly be presented.

         Your Board recommends a vote to elect the nominated directors and to approve the Amended and Restated Employee Stock Purchase Plan.

         The Board of Directors has fixed the close of business on March 5, 2003 as the record date for determining the stockholders entitled to vote at the Annual Meeting.

         For further information on the individuals nominated as directors, please read the proxy statement that follows.

         This notice, the proxy statement, the proxy card and the 2002 Annual Report to Stockholders are being distributed to stockholders on or about March 21, 2003.

                                        By Order of the Board of Directors,


                                        /s/ Roger A. Brown
                                        ------------------
                                        Roger A. Brown

March 21, 2003

                                Table of Contents

ANNUAL MEETING OF STOCKHOLDERS                                                           1
   PURPOSE OF PROXY STATEMENT                                                            1
   MATTERS TO BE VOTED UPON                                                              1
   VOTING PROCEDURES                                                                     1
   OTHER INFORMATION                                                                     2

BOARD OF DIRECTORS                                                                       3
   CORPORATE GOVERNANCE PRACTICES                                                        3
   AUDIT COMMITTEE REPORT                                                                6
   AUDIT FEES                                                                            7
   BOARD AND COMMITTEE MEETINGS                                                          8
   COMPENSATION OF DIRECTORS                                                            11
   STOCK ACQUISITION PROGRAMS                                                           11

SHAREHOLDER ACTIONS                                                                     13
   ITEM 1.  ELECTION OF DIRECTORS                                                       13
   BIOGRAPHIES OF DIRECTOR NOMINEES AND DIRECTORS CONTINUING IN OFFICE                  13
   OTHER  EXECUTIVE OFFICERS                                                            15

   ITEM 2. APPROVAL OF THE AMENDED  AND RESTATED EMPLOYEE STOCK PURCHASE PLAN           17
   PROPOSAL                                                                             17
   PURPOSE OF THE PLAN                                                                  17
   SUMMARY OF THE PLAN                                                                  17
   FEDERAL INCOME TAX CONSEQUENCES                                                      18
   PARTICIPATION IN THE PLAN                                                            19
   VOTE REQUIRED                                                                        19
   SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS                                20

OWNERSHIP OF COMMON STOCK                                                               21
   TABLE I - 5% STOCKHOLDERS                                                            21
   TABLE II - BENEFICIAL OWNERSHIP OF DIRECTORS & EXECUTIVE OFFICERS                    22

REPORT OF COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE                              23
   COMPENSATION PHILOSOPHY                                                              23
   COMPENSATION METHODOLOGY                                                             23
   CHIEF EXECUTIVE OFFICER COMPENSATION                                                 26
   INTERNAL REVENUE CODE IMPACT                                                         27
   COMPENSATION COMMITTEE  INTERLOCKS                                                   27

STOCK PERFORMANCE CHART                                                                 28

EXECUTIVE COMPENSATION                                                                  29
     SUMMARY COMPENSATION TABLE                                                         29
     OPTION GRANTS IN 2002                                                              31
     OPTION EXERCISES & YEAR-END VALUES                                                 32
     LONG TERM INCENTIVE PLAN                                                           32
     PENSION PLANS                                                                      33

TRANSACTIONS WITH HARLEYSVILLE MUTUAL                                                   35

SECTION 16 REPORTING COMPLIANCE                                                         36

                         ANNUAL MEETING OF STOCKHOLDERS

Purpose of Proxy Statement

         The Board of Directors of Harleysville Group is soliciting your proxy for voting at the Annual Meeting of Stockholders to be held April 23, 2003 at the headquarters of the Company. This proxy statement has been mailed to stockholders on or about March 21, 2003.

Matters to be Voted Upon


         At the Annual Meeting, stockholders will vote on the election of three Class "B" directors, Michael L. Browne, Frank E. Reed and Jerry S. Rosenbloom. Please see page 13 for information on the election of directors. Stockholders will also vote to approve the Amended and Restated Employee Stock Purchase Plan. Please see page 17 for information on the approval of the Amended and Restated Employee Stock Purchase Plan.

         The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly presented at the meeting, your signed and dated proxy card authorizes Roger A. Brown, Bruce
J. Magee or Catherine B. Strauss to vote your shares in accordance with their best judgment.

Voting Procedures

Who May Vote

         Stockholders as of the close of business on March 5, 2003 (the Record
Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.


How to Vote

         Stockholders may vote
         o  In person at the meeting, or
         o  By mail by completing and returning the proxy card.

Vote Needed for Election of Directors

         The three nominees for directors receiving the highest number of votes will be elected. The Amended and Restated Employee Stock Purchase Plan will be approved if it receives affirmative votes representing a simple majority of all shares present and entitled to vote. As of the Record Date, Harleysville Mutual Insurance Company owned 16,609,786 shares (or approximately 55.2%) of Harleysville Group's outstanding common stock. Harleysville Mutual has advised Harleysville Group that it will vote in favor of the election of the nominated directors and for approval of the Amended and Restated Employee Stock Purchase Plan. As a result, the nominated directors will be elected and the Amended and Restated Employee Stock Purchase Plan will be approved regardless of the votes of the other stockholders.


Quorum to Transact Business

         A quorum for the transaction of business at the Annual Meeting consists of the holders of a majority of the issued and outstanding shares of the Company's common stock, present in person or represented by proxy. As of the Record Date, 30,064,517 shares of Harleysville Group's common stock were issued and outstanding. If you attend in person and indicate your presence, or mail in a properly signed and dated proxy card, you will be part of the quorum.

Voting of Shares via Proxy

         If you have submitted a properly executed proxy by mail and are part of the quorum, your shares will be voted as you indicate. If you sign, date and mail in your proxy card without indicating how it should be voted on the election of the directors or approval of the Amended and Restated Employees Stock Purchase Plan, your shares will be voted in favor of the election of the three nominated directors and for the approval of the Plan. If you sign, date and mail your proxy card and withhold voting for any or all of the nominated directors (as explained on the proxy card), your vote will be recorded as being withheld, but it will have no effect on the outcome of the election. A proxy card marked "abstain" regarding approval of the Amended and Restated Employee Stock Purchase Plan will not be voted on that item, but such a proxy card will be included as present and entitled to vote for determining whether the Plan has been approved. Broker non-votes are not so included. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

Revocation of Proxy

         If you later decide to revoke or change your proxy, you may do so by:
(1) sending a written statement to that effect to the Secretary of the Company; or (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting.

Substantial Owners of Stock

         No one other than Harleysville Mutual owns 5% or more of Harleysville Group common stock. Please see the chart on page 21 for more details.

Duplicate Proxy Statements and Cards

         You may receive more than one proxy statement, proxy card or annual report. This duplication will occur if your shares are registered in different names or your shares are in more than one type of account maintained by Mellon Investor Services, LLC, the Company's transfer agent. To have all your shares voted, please sign and return all the proxy cards you have received. If you wish to have your accounts registered in the same name(s) and address, please call Mellon Investor Services, LLC, at 1-800-851-9677, or contact Mellon through its website: www.mellon-investor.com.

Other Information

Stockholder Proposals

         An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2004 Annual Meeting of Stockholders must notify the Secretary of the Company. The proposal must be received at the Company's offices no later than November 22, 2003. A stockholder must have been a registered or beneficial owner of at least 1% of the Company's outstanding common stock or stock with a market value of $2,000 for at least one year prior to submitting the proposal, and the stockholder must continue to own such stock through the date the Annual Meeting is held. A stockholder who has not timely submitted a proposal for inclusion in the proxy statement and who plans to present a proposal at the 2004 Annual Meeting of Stockholders must provide notice of the matter to the Secretary of the Company by February 4, 2004, or the persons authorized under management proxies will have discretionary authority to vote and act according to their best judgment on said matter.

Expenses of Solicitation

         Harleysville Group pays the cost of the preparation and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or by other electronic means by Harleysville Group officers and employees, without their receiving additional compensation. Harleysville Group pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

Independent Public Accountants

         Representatives of KPMG LLP, the independent public accountants that audited Harleysville Group's 2002 financial statements, will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will respond to any appropriate questions presented by stockholders. Harleysville Group has not yet selected its auditor for fiscal 2003.

                               BOARD OF DIRECTORS

Corporate Governance Practices

         In order to promote the highest standards of management for the benefit of stockholders, the Board of Directors of Harleysville Group follows certain governance practices regarding how the Board conducts its business and fulfills its duties. Among these practices are:

Board Size and Composition

         The Board presently consists of 9 directors comprised of 8 non-employee directors and one employee director. The Board believes that the Board should consist of at least 7 directors and that, because some members of the Board are also members of the Board of Harleysville Mutual, the total individuals comprising the Boards of Harleysville Mutual and Harleysville Group should be no more than 12. The Board further believes that of the maximum total board membership of 12, no more than 3 should be employee directors, with the remainder being independent directors as defined by the Nasdaq Stock Market. Currently, there is only 1 employee director, Mr. Bateman, on each board. No person may serve as a director on more than three other boards of for-profit companies.

Qualifications of Directors

         The Nominating and Corporate Governance Committee, with input from the Chairman of the Board and the Chief Executive Officer ("CEO"), screens director candidates. In overseeing the nomination of candidates for election, the Committee, and subsequently the Board, seeks qualified individuals with outstanding records of success in their chosen careers, the skills to perform the role of director, and the time and motivation to perform as directors. Directors must bring specialized talents to the Board that can add value to the Board's deliberative process and advance the business goals and social consciousness of the Company. Directors must be knowledgeable about profit-making enterprises and the elements necessary for such enterprises to be successful.

Attendance at Directors' Meetings

         Directors are expected to attend all meetings of the Board and the Committees on which they serve. Members of management regularly attend portions of Board Meetings.

Director Retirement

         It is Board policy that a director should resign as a director upon resignation or retirement from his or her primary employment, unless the Nominating and Corporate Governance Committee and the Chairman of the Board request the individual to remain as a director. Each director, pursuant to the by-laws of the Company, must retire from the Board at the next annual meeting following his or her 72nd birthday.

Stock Ownership

         Each director by 2007 (or five years after election for newly elected directors) is expected to beneficially own an amount of the Company's common stock having a value equal to at least five times the then current annual retainer. To assist in this goal, the Company grants stock options and offers a stock purchase plan to directors (see pages 11 and 12 for details).

Leadership

         The Board retains the right to exercise its judgment to combine or separate the offices of the Chairman of the Board and the Chief Executive Officer. Currently, the Chairman of the Board is also the Chief Executive Officer.

CEO Performance Evaluation

         The independent directors of the Company annually review the Chief Executive Officer's performance. Each such director prepares a written evaluation of the Chief Executive Officer's performance which is submitted to the Chairman of the Compensation and Personnel Development Committee who compiles a report of the views of the independent directors. The independent directors then meet in an executive session to discuss the Chief Executive Officer's performance and to agree on the content of the appraisal which the members of the Compensation and Personnel Development Committee later review with the Chief Executive Officer.

Code of Conduct

         The Board of Directors, through the Nominating and Corporate Governance Committee, establishes and oversees compliance with a Code of Conduct for Directors, Officers and Employees and a Code of Ethics for Senior Financial Officers meeting the requirements of the Sarbanes-Oxley Act.

Board Effectiveness Assessment

         Annually, the Nominating and Corporate Governance Committee conducts an assessment of the Board's effectiveness and makes a report on that subject to the Board. That Committee also reviews and makes recommendations to modify the Company's Corporate Governance Practices.

Director Compensation

         In order to attract and retain qualified board members, director compensation should be competitive with the compensation of directors at peer companies. Directors' fees are determined by the Nominating and Corporate Governance Committee after consultation with independent compensation consultants.

Board Agendas and Meetings

         A board calendar for the year is prepared in advance that lists items to be addressed. Additional items are added by the Chairman and Chief Executive Officer. Each director is free to suggest items for an agenda, and each director is free to raise subjects at any Board meeting that are not on the agenda for that meeting. The Board reviews and approves Harleysville Group's yearly operating plan and specific financial goals at the start of each year, and the Board monitors performance throughout the year. The Board also reviews long-range strategic issues at regular Board meetings as well as at periodic meetings devoted solely to strategic issues.

Executive Sessions of Independent Directors

         The independent directors meet in executive session without the CEO or other employee-directors in attendance to review the performance of the Chief Executive Officer and to review recommendations of the Compensation and Personnel Development Committee concerning compensation for the employee directors. Executive sessions of the independent directors are always scheduled at each regular Board meeting. The Chairman of the Nominating and Corporate Governance Committee presides.

Access to Management and Independent Advisers

         The independent directors have access to management and, as necessary and appropriate, independent advisers.

Audit Committee

         The Audit Committee, which adopted a charter in 1999 and revised it in 2000, consists of three members, all of whom satisfy the definition of independent directors established by both the Nasdaq Stock Market and state insurance regulatory requirements. All members are financially knowledgeable as previously prescribed by the Nasdaq Stock Market. The Audit Committee currently is comprised of individuals who have substantial knowledge of and experience with the insurance industry; none, however, have yet been determined by the Board of Directors to be a "financial expert" as defined in Section 407 of the Sarbanes-Oxley Act and implementing regulations. The Audit Committee Charter was appended to the 2001 Proxy Statement. The charter will be revised later in 2003 to reflect requirements of both the Sarbanes-Oxley Act, new Securities and Exchange Commission ("Commission") regulations and the Nasdaq Stock Market Listing Requirements. There has been no delegation of pre-approval of audit or non-audit services to any member(s) of the Committee.

Audit Committee Report

         Prior to release of the Company's financial statements for 2002, which are contained in the Company's Annual Report, the Audit Committee met and held discussions with management and KPMG, the independent auditor, regarding the fair and complete presentation of the Company's results. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         In addition, the Committee has discussed with KPMG the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also considered whether KPMG's provision of other non-audit services to the Company is compatible with the auditor's independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

         The Committee discussed with the Company's internal and independent auditor the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Commission.

         Management is responsible for the Company's financial reporting process and for the preparation of its financial statements in accordance with generally accepted accounting principles. KPMG is responsible for auditing those financial statements. The Committee's responsibility is to monitor and review these processes. It is not the Committee's responsibility to conduct auditing or accounting reviews or procedures. Therefore, in approving the inclusion of the audited financial statements in the Annual Report on Form 10-K, the Committee has relied on management's representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and on the representations of KPMG included in its report on the Company's financial statements.

Submitted by the Audit Committee:

         Joseph E. McMenamin, Chairman
         Lowell R. Beck
         Michael L. Browne

Audit Fees

         KPMG, the Company's independent auditor for 2001 and 2002, rendered the following services and billed the following fees for fiscal 2001 and 2002.

--------------------------------------------------------------------------------
             Services                  2001 Fees                  2002 Fees
--------------------------------------------------------------------------------

Audit                                   $248,000                   $230,500
--------------------------------------------------------------------------------

Audit Related                           $ 21,000                   $10,000
--------------------------------------------------------------------------------

Tax                                        0                          0
--------------------------------------------------------------------------------

All Other                                  0                          0
--------------------------------------------------------------------------------


         Audit Services include audits of insurance operations in accordance with statutory accounting principles required by insurance regulatory authorities and review of documents filed with the Commission.

         Audit Related Services include audits of employee benefit plans, due diligence related to mergers and acquisitions, internal control reviews and, in 2001, audit of investment return results.

         The Audit Committee has determined that the rendering of "audit related" services is compatible with KPMG maintaining its independence.

         All (100%) of the above fees for 2002 were approved by the Audit Committee. Less than 50% of the hours expended on the independent auditor's audit of the Company was attributable to persons other than the independent auditor's full-time permanent employees.

Board and Committee Meetings

         The Board met 7 times in 2002. A description of each standing Board Committee follows the table of members and meetings. Each director has attended at least 75% of all Board and Committee meetings on which he or she served.

           BOARD COMMITTEE MEMBERS & MEETINGS AS OF DECEMBER 31, 2002

--------------------------------------------------------------------------------------------------------------------------

          Name             Audit    Compensation    Coordinating    Corporate    Executive    Investment    Nominating
                                         &                           Strategy                                   &
                                     Personnel                                                               Corporate
                                    Development                                                              Governance
--------------------------------------------------------------------------------------------------------------------------
Walter R. Bateman                                         X*            X            X*            X
--------------------------------------------------------------------------------------------------------------------------
Lowell R. Beck               X                            X                                                      X
--------------------------------------------------------------------------------------------------------------------------
Michael L. Browne            X           X                X                          X                           X
--------------------------------------------------------------------------------------------------------------------------
W. Thacher Brown                                                                                   X
--------------------------------------------------------------------------------------------------------------------------
Robert D. Buzzell                        X                                                                       X*
--------------------------------------------------------------------------------------------------------------------------
Mirian M. Graddick                       X                X
--------------------------------------------------------------------------------------------------------------------------
Joseph E. McMenamin          X*                                         X            X
--------------------------------------------------------------------------------------------------------------------------
Frank  E. Reed                                                                       X             X*
--------------------------------------------------------------------------------------------------------------------------
Jerry S. Rosenbloom                      X*                             X            X
--------------------------------------------------------------------------------------------------------------------------
Number of Meetings in
2002                         6           7                2             2            5             4             4
--------------------------------------------------------------------------------------------------------------------------

* Denotes Chairperson of the Committee.

The Audit Committee:

         o    is comprised exclusively of independent directors;

         o appoints the independent auditor and pre-approves its audit plan and services;

         o oversees corporate accounting policies, reporting practices, and quality and integrity of the financial reports;

         o reviews the financial information that is provided to shareholders, potential shareholders, policyholders, regulatory authorities and others;

         o    reviews the internal audit function;

         o insures free and open communication among the directors, independent auditors, internal auditors and the Company's financial management;

         o establishes procedures for the receipt and investigation of complaints regarding accounting and auditing matters; and

         o performs other specific duties to accomplish the above as set forth in its charter.

The Compensation and Personnel Development Committee:

         o    is comprised exclusively of independent directors;

         o reviews and recommends compensation for the CEO and other executive officers;

         o determines participants in, establishes awards under and approves payouts for the Senior Management Incentive Compensation Plan and the Long Term Incentive Plan;

         o grants awards of stock options, restricted stock and stock appreciation rights under the Equity Incentive Plan;

         o    monitors compliance with the officers' stock ownership guidelines;

         o    conducts the annual review of the CEO's performance;

         o oversees Harleysville Group's management development and succession program; and

         o    reviews and determines compensation policies;

The Coordinating Committee:

         o reviews material transactions between Harleysville Group and Harleysville Mutual; and

         o is currently composed of three individuals who are solely Harleysville Group directors and three individuals who are solely Harleysville Mutual directors plus a non-voting chairperson who is on the board of both companies. No material inter-company transaction can occur until at least two of the Harleysville Group directors and at least two of the Harleysville Mutual directors on the Committee approve a transaction. The decisions of the Coordinating Committee are binding on Harleysville Group and Harleysville Mutual.

The Corporate Strategy Committee:

         o participates with management in development of the Company's strategy;

         o    monitors implementation of the Company's strategy; and

         o provides advice and counsel to management on mergers and acquisitions, capital management and financial risk tolerance.

The Executive Committee:

         o meets during the intervals between meetings of the Board of Directors and has the right and authority to exercise the full powers of the Board of Directors, except where limited by law.

         o may not exercise powers given to other Committees unless time is of the essence.


The Investment Committee:

         o    establishes overall investment policies and guidelines;

         o    reviews and approves investments made by the Company; and

         o    serves as the ex officio trustee of the Company's Pension Plans.


The Nominating and Corporate Governance Committee:

         o    is comprised exclusively of independent directors;

         o considers and recommends nominees for election as a director to the Board;

         o    recommends director fees for approval by the Board;

         o considers recommendations for nominees for election as a director from stockholders who submit such recommendations in writing to the Secretary of the Company;

         o assesses the effectiveness of the Board and corporate governance practices;

         o    evaluates and monitors corporate governance practices; and

         o oversees establishment and compliance with the Code of Conduct for Directors, Officers and Employees and the Code of Ethics for Senior Financial Officers.

Compensation of Directors

         Employee directors receive no additional compensation for serving on the Board or a Committee.

         Non-employee directors receive the following fees:

------------------------------------------------------------------------------------------------------------

                   Type of Compensation                        As of April 2002        As of April 2003

------------------------------------------------------------------------------------------------------------
Annual Retainer                                                     $25,000                 $25,000
------------------------------------------------------------------------------------------------------------
Board Attendance Fee per Meeting                                    $ 1,500                 $ 1,500
------------------------------------------------------------------------------------------------------------
Committee Attendance Fee per Meeting                                $ 1,000                 $ 1,000
------------------------------------------------------------------------------------------------------------
Annual Retainer for Committee Chair                                 $ 6,000              $ 6,000/9,000
------------------------------------------------------------------------------------------------------------

As of the annual meeting, the Chair of the Audit Committee and Chair of the Compensation & Personnel Development Committee will receive an annual retainer of $9,000; the chairs of the other committees will receive an annual retainer of $6,000. Non-employee directors are reimbursed for out-of-pocket expenses. A non-employee director who serves on both the Harleysville Group and Harleysville Mutual boards receives only one retainer and, if the boards or the same Committees of Harleysville Group and Harleysville Mutual meet on the same day, the non-employee director receives only one attendance fee. In either situation, the retainer or attendance fee is allocated equally to Harleysville Group and Harleysville Mutual. During 2002 affiliates of Harleysville Group retained the law firm of ReedSmith, LLP, of which director Michael L. Brown is a partner, to perform limited services in the intellectual property area. The fee was less than $60,000 and the services of ReedSmith were terminated in 2002.

Stock Acquisition Programs

Directors' Stock Option Programs

         In 1994, Harleysville Group adopted the 1995 Directors' Stock Option Program (the "1995 Program"), which provided for the issuance of options on an aggregate of 130,000 shares of common stock, subject to adjustment for stock splits or other changes. The 1995 Program was approved by the stockholders at the Annual Meeting of Stockholders held on April 27, 1994. The 1995 Program superseded the 1990 Program which has terminated. Under the 1995 Program, on May 24, 1995, each non-employee director of Harleysville Group and Harleysville Mutual then in office received a one-time grant of 10,000 non-qualified stock options, less the amount of non-vested options, if any, under the 1990 Program at the then fair market value and option price of $12.50. Thereafter, each newly elected non-employee director and each employee director who became a non-employee director of Harleysville Group or Harleysville Mutual received a one-time grant of 10,000 non-qualified stock options at the first May Board meeting following his or her election or becoming a non-employee director. Options on 122,440 shares have been granted under the 1995 program of which 46,740 remain unexercised. No additional options will be granted under this program. 20% of the options granted vested on the day of grant with the balance vesting at the rate of 20% per year of active Board service. No options were exercisable until six months after the date of grant. The term of each option is ten years. The 1995 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group.

         The Committee has no discretion with regard to the eligibility or selection of directors to receive options under the 1995 Program, the number of shares of stock subject to such options under the 1995 Program, or the purchase price thereunder. The 1995 Program does not provide for stock appreciation rights.

         In 1999, Harleysville Group adopted the Year 2000 Directors' Stock Option Program (the "Y2000 Program") which provides for the issuance of options on an aggregate of 123,500 shares of common stock, subject to adjustment for stock splits or other changes. The Y2000 Program was approved by the stockholders at the Annual Meeting of Stockholders held on April 28, 1999. Except for options already granted under the 1995 Program, the Y2000 Program superseded the 1995 Program. Under the Y2000 Program, at each May Board meeting from 2000 through 2004, each non-employee director of Harleysville Group and Harleysville Mutual will receive a grant of 2,500 non-qualified stock options, less the amount of options each may have, if any, under the 1995 Program that vest in that year, at the then current fair market value. 23,000 options were granted in May 2002 at an exercise price of $27.20 per share. A maximum of 63,000 options remain available to be awarded. The options vest immediately, although no option is exercisable until six months after the date of grant. The term of each option is ten years. The Y2000 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group. The Committee has no discretion with regard to the eligibility or selection of directors subject to such options under the Y2000 Program, the option price thereunder or the number of shares granted to a director each May. The Y2000 Program does not provide for stock appreciation rights.

Directors' Equity Award Program

         Each Harleysville Group Board member who was a Board member on April 25, 1996 and remained an active Board member on August 28, 1996 received a grant of 5,646 shares of Harleysville Group common stock restricted against transfer and subject to forfeiture until the first to occur of his or her retirement from the Board after attaining age 72, death or disability. A total of 45,168 shares was awarded to eight directors. Each director-holder possesses the right to vote the shares and receive dividends thereon. Directors' current holdings of restricted stock are set forth on the chart on page 22.

Directors' Stock Purchase Plan

         In 1996, Harleysville Group adopted the Directors' Stock Purchase Plan. This plan was approved by the stockholders at the Annual Meeting of Stockholders held on April 24, 1996. This plan permits non-employee directors of Harleysville Group and Harleysville Mutual to purchase Company common stock at the lower of 85% of the fair market value of the shares at the start or end of a six-month subscription period, which runs from July 15 to January 14, and January 15 to July 14. The Plan provides for up to 20 subscription periods. Directors are permitted to contribute, through withholding from fees or a lump sum payment, up to $20,000 per subscription period with the number of shares, including fractional shares, purchased being equal to the dollar amount contributed, divided by the purchase price. Two hundred thousand shares of Harleysville Group common stock have been reserved for this program. During the thirteen subscription periods since its inception, a total of 83,627 shares have been purchased by directors.

                               SHAREHOLDER ACTIONS

Item 1.  Election of Directors

         Harleysville Group's Board of Directors consists of 9 directors. Each director is elected for a three-year term, except that if a nominee will attain the age of 72 within the next two years following such nominee's election, such nominee will be nominated for a term of one or two years, as the case may be, to expire on the first Annual Meeting date following the nominee's reaching age 72. The Board of Directors is divided into three classes. The current three-year terms of Class A, B and C directors expire in the years 2004, 2003 and 2005, respectively.

         Three Class B directors are to be elected at the 2003 Annual Meeting. The nominees are:

----------------------------------------------------------------------------------------------------
             Name             Class            Age           Director Since      Year Term will
                                                                                Expire if Elected
----------------------------------------------------------------------------------------------------
Michael L. Browne               B              56                1986                 2006
----------------------------------------------------------------------------------------------------
Frank E. Reed                   B              68                1986                 2006
----------------------------------------------------------------------------------------------------
Jerry S. Rosenbloom             B              63                1999                 2006
----------------------------------------------------------------------------------------------------

Your Board of Directors recommends a vote "FOR" the Nominated Directors.

         If a nominee is unavailable for election, stockholders will vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting.

         Directors continuing in office are:

----------------------------------------------------------------------------------------------------
             Name             Class            Age           Director Since      Year Term will
                                                                                Expire if Elected
----------------------------------------------------------------------------------------------------
Lowell R. Beck                  A              68                1996                 2004
----------------------------------------------------------------------------------------------------
Robert D. Buzzell               A              69                1992                 2004
----------------------------------------------------------------------------------------------------
Joseph E. McMenamin             A              70                1999                 2004
----------------------------------------------------------------------------------------------------
Walter R. Bateman               C              55                1992                 2005
----------------------------------------------------------------------------------------------------
Mirian M. Graddick              C              48                2000                 2005
----------------------------------------------------------------------------------------------------
W. Thacher Brown                C              55                2002                 2005
----------------------------------------------------------------------------------------------------

Biographies of Director Nominees and Directors Continuing in Office

         Mr. Browne was elected a director of Harleysville Group in 1986. From 1980 to 1983, Mr. Browne was the Insurance Commissioner of the Commonwealth of Pennsylvania. In 1983, Mr. Browne joined the law firm of ReedSmith, LLP, in Philadelphia, Pennsylvania, as a partner. He was a managing partner of its Delaware Valley regional office from January 1993 until January 2001 when he became head of ReedSmith's international insurance practice.

         Mr. Reed was elected a director of Harleysville Group in 1986 and has been a director of Harleysville Mutual since 1985. From 1984 to March 1990, Mr. Reed served as President and Chief Operating Officer of First Pennsylvania Corporation and First Pennsylvania Bank, Philadelphia, Pennsylvania. Beginning in March 1990, as a result of a merger between First Pennsylvania Corporation and CoreStates Financial Corp., Mr. Reed became President and Chief Executive Officer of CoreStates Philadelphia National Bank. Mr. Reed retired from that position in March 1995. Mr. Reed was Chairman of the Board and a director of 360(degree) Communications Company until its merger in July 1998 with Alltel Corporation, of which he is now a director.

         Dr. Rosenbloom, who has been a director of Harleysville Mutual since 1995, became a director of Harleysville Group in 1999. Dr. Rosenbloom is the Frederick H. Ecker Professor of Insurance and Risk Management at the Wharton School of the University of Pennsylvania, a position he has held since 1978. He also served as Chairman of the Department of Insurance and Risk Management at Wharton from 1989 until 1994. Dr. Rosenbloom is a director of Annuity and Life Re and a trustee of Century Shares Trust (a mutual fund).

         Mr. Bateman, who was elected Chairman of the Board of both Harleysville Group and Harleysville Mutual in 1998, has served as a director of Harleysville Group and Harleysville Mutual since 1992 when he was also elected President and Chief Operating Officer of both companies. Mr. Bateman was elected Chief Executive Officer of Harleysville Group and Harleysville Mutual, effective January 1, 1994. In August 2002 his title became Chairman of the Board and Chief Executive Officer of Harleysville Group. From 1988 to 1991, Mr. Bateman was in charge of field operations for Harleysville Group and Harleysville Mutual. He was Executive Vice President of both companies and responsible for all insurance operations from 1991 to 1992. He is a director of Harleysville National Corporation.

         Ms. Graddick was elected a director of Harleysville Group in February 2000. She is Executive Vice President for human resources of the AT&T Corp., Bedminster, New Jersey, a position she assumed in March 1999. Previously, she had been Vice President at AT&T for various human resource responsibilities since 1994. Prior to that, she held various executive positions with AT&T, where she commenced working in 1981.

         W. Thacher Brown was elected a director of Harleysville Group in December 2002. He was elected a director of Mutual in 1994. Mr. Brown has been President of 1838 Investment Advisers in Radnor, Pennsylvania since 1988. He is President of MBIA Asset Management Inc. and a director of MBIA Insurance Company Inc. He is also a director of Airgas, Inc.

         Mr. Beck was elected a director of Harleysville Group in 1996. From 1982 until his retirement in 1996, Mr. Beck was President and Chief Executive Officer of the National Association of Independent Insurers, an insurance industry trade group headquartered in Des Plaines, Illinois. Prior to 1982, he served in various executive capacities with the American Bar Association in Chicago, Illinois. He has served as of counsel to the law firm of Stone and Moore, Chicago, Illinois and is currently adjunct professor of political science at the University of Tennessee at Chattanooga.

         Dr. Buzzell was elected a director of Harleysville Group in 1992 and Harleysville Mutual in 1991. Dr. Buzzell was Distinguished Visiting Professor of Marketing at Georgetown University from 1998 to 2001. From 1993 to 1998, he was Distinguished Professor of Marketing, George Mason University, School of Business Administration, Fairfax, Virginia. Prior to that position, he was Sebastian S. Kresge Professor of Business Administration at Harvard University, Graduate School of Business Administration. Dr. Buzzell currently serves on the Board of Directors of VF Corporation.

         Mr. McMenamin became a director of Harleysville Group and Harleysville Mutual in 1999. Mr. McMenamin was President and Chief Operating Officer of the Keystone Insurance Companies, Philadelphia, Pennsylvania from 1983 until he retired in 1996. Prior to that he had been controller of Keystone for four years and CFO & Treasurer of Keystone for four years. He served as a Board member of the Keystone Insurance Companies until December 1998 when he joined the Harleysville boards.

                            Other Executive Officers

--------------------------------------------------------------------------------
           Name              Age                      Title
--------------------------------------------------------------------------------
M. Lee Patkus                51      President & COO
--------------------------------------------------------------------------------
Douglas A. Gaudet            49      Senior Executive Vice President, Insurance
                                     Operations
--------------------------------------------------------------------------------
Mark R. Cummins              46      Executive Vice President, Chief Investment
                                     Officer & Treasurer
--------------------------------------------------------------------------------
Catherine B. Strauss         55      Executive Vice President, Human Resources &
                                     Public Affairs
--------------------------------------------------------------------------------
Bruce J. Magee               48      Senior Vice President & CFO
--------------------------------------------------------------------------------
E. Wayne Ratz                57      Senior Vice President & Chief Information
                                     Officer
--------------------------------------------------------------------------------
Roger A. Brown               54      Senior Vice President, Secretary, General
                                     Counsel & Corporate Governance Officer
--------------------------------------------------------------------------------
Robert G. Whitlock           46      Senior Vice President & Chief Actuary
--------------------------------------------------------------------------------
Keith Fry                    47      Senior Vice President, Field Operations
--------------------------------------------------------------------------------
Roger Beekley                60      Vice President & Controller
--------------------------------------------------------------------------------

           M. Lee Patkus has been President & COO of the Company and COO of Harleysville Mutual since August 2002. Prior to that, he had been Executive Vice President in charge of the field and subsidiary operations of Harleysville Group and Harleysville Mutual since November 1999. From 1994 to 1999 he worked for St. Paul Insurance Companies and its predecessor, USF&G, and was in charge of various regional operations. Most recently he was Regional President of the Southeast Commercial Region.

         Douglas A. Gaudet was named Senior Executive Vice President in August 2002. He is in charge of Insurance Operations. Previously he had been Executive Vice President in charge of claims and underwriting commencing November 2000. From May 1999 to November 2000 he was Managing Director/Chief Underwriting Officer for Crum and Forster. From 1991 to 1999 he was employed by Zurich Group, most recently as President, Service and Technology for Zurich Commercial.

         Mark R. Cummins is Executive Vice President, Chief Investment Officer and Treasurer of Harleysville Group and Harleysville Mutual and has been in charge of the investment and treasury function since 1992.

         Catherine B. Strauss has been Executive Vice President for Human Resources and Public Affairs for Harleysville Group and Harleysville Mutual since August 2002. Before that, commencing in 1998, she was Senior Vice President and had been a vice president in charge of human resources since 1996.

         Bruce J. Magee has been Senior Vice President & Chief Financial Officer of Harleysville Group and Harleysville Mutual since January 1, 1994. From 1986 to 1993 he was Vice President and Controller of Harleysville Group Inc.

         E. Wayne Ratz is Senior Vice President and Chief Information Officer of Harleysville Group and Harleysville Mutual, a position he has held since February 1997.

         Roger A. Brown has been Senior Vice President, Secretary and General Counsel for Harleysville Group and Harleysville Mutual since 1995. He was Assistant General Counsel from 1986 until assuming his present position. He was named Corporate Governance Officer in 2001.

         Robert G. Whitlock, Jr. is Senior Vice President and Chief Actuary of Harleysville Group and Harleysville Mutual. He was Vice President and Actuary before assuming his present position in February 1995 and was in charge of various actuarial functions since 1991.

         Keith A. Fry was named Senior Vice President for Harleysville Group and Harleysville Mutual in charge of field and subsidiary operations in August 2002. Before that, he was President & COO of Harleysville Lake States Insurance Company, a subsidiary of the Company, a position he assumed in 1997.

         Roger J. Beekley has been Vice President and Controller of Harleysville Group since January 1, 1994 and is Vice President and Controller of Harleysville Mutual, a position he has held since 1982.

Item 2. Approval of the Amended and Restated Employee Stock Purchase Plan

Proposal

         The Company has maintained an Employee Stock Purchase Plan ("Plan") since it first became publicly traded in 1986. The Plan was last amended in 1995 when 500,000 additional shares were reserved for issuance. A total of 1,496,387 shares, as adjusted for stock splits and dividends, have been purchased under the Plan since its inception. As of February 1, 2003 101,960 shares remained available for purchase. On February 26, 2003, the Board of Directors adopted an Amended and Restated Plan under which an additional 650,000 shares of common stock would be reserved for issuance under the Plan and the termination date would be extended until 2008. The stockholders are being asked to approve the Amended and Restated Plan at the Annual Meeting. The following description of the Plan is intended merely as a summary of the principal features of the Plan and is qualified in its entirety by reference to the provisions of the Plan which is attached as an exhibit to this proxy statement.

Purpose of the Plan

         The purpose of the Plan is to provide eligible employees with an opportunity to acquire or increase a proprietary interest in the Company. It is intended that the Plan will meet the requirements of Section 423 of the Internal Revenue Code ("Section 423").

Summary of the Plan

     Eligibility and Enrollment. The Plan will continue to be available to all regular full and part-time employees of the Company, its parent, and subsidiaries who work twenty (20) hours or more per week: The amended and restated plan provides for a total of twenty-six (26) subscription periods, with the first subscription period commencing July 15, 1995 and the last one scheduled to commence January 15, 2008. Employees may enroll during a two-week enrollment period immediately preceding each subscription period. No employee may assign his or her rights to participate in the Plan to any other person.

     Purchase Price. The purchase price of a share will continue to be the lesser of 85% of the fair market value of such share on the last trading day before the first day of the subscription period or 85% of the fair market value of such share on the last trading day of the subscription period. The fair market value of the stock will be the closing price of a share on the Nasdaq Stock Market

     Payment of Purchase Price; Payroll Deductions. Contributions may be made only through payroll deduction. Employees may contribute no less than the lesser of 1% of base pay or $3.00 bi-weekly and no more than 15% of base pay on an after-tax basis, subject to the limitations that no employee can purchase more than $25,000 in fair market value of Company stock under this Plan in any one calendar year determined as of the start of a subscription period and no employee may purchase shares if such employee owns stock representing five percent (5%) or more of the voting power of the Company or a purchase would result in that level of ownership. No interest will accrue on the payroll deductions. An employee may discontinue his or her participation in the Plan at any time or may change the rate of payroll deduction effective for the next subscription period. If at any time the number of shares subscribed exceeds the number of shares available, the shares available will be allocated to employees in proportion to existing Plan account balances.

     Issuance of Shares. Shares will be issued in book entry form. As a result, at the end of each subscription period, an employee will be credited with the number of shares, including fractional shares to four decimal places, produced by dividing the amount contributed during the subscription period by the purchase price.

     Withdrawal. If an employee chooses, he or she may withdraw participation in the Plan at any time prior to the last day of the subscription period and receive the full amount of his or her contributions without interest. Termination of employment for any reason is an automatic withdrawal unless the termination is within 90 days of a purchase date in which case the employee may purchase shares at the end of the period.

     Source of Shares. The shares available under the Plan may be either authorized but unissued shares or shares re-acquired by Harleysville Group. Distribution of shares will be made only after the registration of such shares with the SEC or pursuant to exemptions from registration under applicable SEC rules and regulations.

     Administration. The Plan is administered by a Committee of three members appointed by the Board of Directors of Harleysville Group. The Committee has the general authority to interpret the provisions of the Plan and adopt such rules as it deems necessary or desirable for the administration of the Plan; provided, however, that the Committee will have no discretion with respect to eligibility of employees to participate, the number of shares of stock subject to the Plan, or the purchase price thereunder.

     Adjustments. The Plan provides for adjustments in the shares reserved and available for the Plan, by reason of a stock split, stock dividend, merger, consolidation, combination of shares or similar occurrence.

     Termination and Amendments. The Plan may be suspended or terminated by the Board at any time. The Board may amend the Plan for any reason, except that it may not, without stockholder approval, change the selection or eligibility of employees to participate in the Plan, the number of shares of stock subject to purchase or the purchase price thereunder, or materially increase the benefits accruing to employees under the Plan.

Federal Income Tax Consequences

     No income will be realized for federal income tax purposes by an employee upon the purchase of shares under the Plan. Under the Internal Revenue Code ("Code"), employees who do not dispose of their shares within two years after the date on which the right to purchase was granted (the beginning of the subscription period) or within one year after their shares were purchased, the gain on sale of the shares (or their increase in value in the event of death prior to sale) will, under the present provisions of the Code, be taxed as ordinary income to the extent of the lesser of (i) an amount equal to the difference between the fair market value of the shares on the date of grant and 85% of such value on such date or (ii) an amount equal to the difference between the fair market value of the shares at the time of disposition and the amount paid for such shares under the Plan. Any additional gain will be treated as long-term capital gain assuming the shares are capital assets in the employee's hands. If an employee is entitled to long-term capital gain treatment upon a sale of the stock, the Company will not be entitled to any deduction for federal income tax purposes with respect thereto. For employees who dispose of their shares within two years after the beginning of the subscription period or within one year after their shares were purchased, the gain on the sale of the share will, under the present provisions of the Code, be taxed as ordinary income to the extent of the lesser of (i) the difference between the purchase price of the shares and the fair market value of the shares on the purchase date or (ii) the difference between the fair market value at the time of disposition and the option price. Such difference will be deductible by the Company for federal income tax purposes. Any additional gain will be treated as long-term or short-term capital gain, depending on whether the shares have been held for more or less than one year from the date they were purchased. Depending upon the circumstances, the deductible portion of an employee's long-term capital gains, as described above, may be subject to the alternative minimum tax.

     The foregoing is only a summary of federal income tax consequences, and does not purport to be complete.

Participation in the Plan

     Participation in the Plan is voluntary and is dependent upon each eligible employee's election to participate and his or her determination of the level of payroll deduction. As of December 31, 2002, there were 2,427 employees eligible to participate. Accordingly, future purchases under the Plan are not determinable. Nevertheless, as the Plan contains the same fundamental terms as it has since its inception in 1986, the following table sets forth certain information regarding shares purchased under the Plan during fiscal 2002 by the Company's Chief Executive Officer and Named Executive Officers as shown in the Summary Compensation Table, all current executive officers as a group, and all other employees who participated in the Plan as a group (non-employee directors are not eligible to participate in the Plan):

------------------------------------------------------------------------------------------

                      Name                       Number of             Dollar Value
                                              Units Purchased        At Purchase Date
------------------------------------------------------------------------------------------
Walter R. Bateman                                   874                  $ 21,301
------------------------------------------------------------------------------------------
Mark R. Cummins                                     902                  $ 21,999
------------------------------------------------------------------------------------------
Bruce J. Magee                                      109                   $ 2,666
------------------------------------------------------------------------------------------
E. Wayne Ratz                                       898                  $ 21,957
------------------------------------------------------------------------------------------
Roger A. Brown                                      937                  $ 22,910
------------------------------------------------------------------------------------------
Current Executive Officers as a Group              8,069                 $ 197,027
------------------------------------------------------------------------------------------
All other Employees Who Participated               77,898               $1,904,938
------------------------------------------------------------------------------------------

Vote Required

         Approval of the Amended and Restated Plan requires the affirmative vote by the holders of a majority of shares represented at the meeting in person or by proxy.

         Your Board of Directors recommends a vote "FOR" approval of the Employee Stock Purchase Plan.

Securities Authorized Under Equity Compensation Plans as of December 31, 2002

--------------------------------------------------------------------------------------------------
                                                                         Number of Securities
                            Number of Securities    Weighted-Average    Remaining Available for
                             to be Issued Upon     Exercise Price of     Future Issuance Under
      Plan Category             Exercise of           Outstanding      Equity Compensation Plans
                            Outstanding Options,   Options, Warrants     (Excluding Securities
                            Warrants and Rights        and Rights       Reflected in Column(a))
                                    (a)                   (b)                   (c)
--------------------------------------------------------------------------------------------------
Equity Compensation Plans
Approved by Security             2,120,541               $21.92                3,070,466
Holders
--------------------------------------------------------------------------------------------------
Equity Compensation Plans
Not Approved by Security           2,000                 $19.13                 642,573
Holders
--------------------------------------------------------------------------------------------------
Totals                           2,122,541               $21.92                3,713,039
--------------------------------------------------------------------------------------------------

         There are two equity compensation arrangements not approved by stockholders. One is the Agents' Stock Purchase Plan whereby the top-tier independent insurance agencies that sell insurance products for the Company's subsidiaries and affiliates may purchase twice a year, on January and July 15, Company stock at a discount of 10% off the closing price on the previous day. The amount that can be purchased by any one agency is limited to no more than $25,000 in value every six months. A total of 1,000,000 shares was reserved for issuance under this program at the time of its adoption in February 1995. As of March 1, 2003, 357,427 shares have been issued under this program. The other plan not approved by stockholders was a one-time grant of non-qualified stock options to purchase 2,000 shares to E. Wayne Ratz at the time of his commencement of employment in 1997. The options have an exercise price of $19.13 per share and expire in 2007.

         The equity compensation plans approved by shareholders, other than the current Employee Stock Purchase Plan, are described on pages 11 and 12 and pages 25 and 26.

                            OWNERSHIP OF COMMON STOCK

                            Table I - 5% Stockholders

Those persons owning more than 5% of Harleysville Group stock as of December 31, 2002, are set forth below. On that date there were 29,917,575 shares of Harleysville Group stock held by stockholders.

--------------------------------------------------------------------------------------------------------------
      Name and Address             Voting Authority             Dispositive         Total Amount      Percent
                                                                 Authority         of Beneficial      of Class
                              ---------------------------------------------------    Ownership
                                   Sole         Shared        Sole        Shared
--------------------------------------------------------------------------------------------------------------
     Harleysville Mutual
      Insurance Company         16,608,536                 16,608,536                 16,608,536       55.5%
   Harleysville, PA 19438
--------------------------------------------------------------------------------------------------------------

        Table II - Beneficial Ownership of Directors & Executive Officers

This table shows Harleysville Group stock holdings of Directors, Nominees, Named Executive Officers (who are the CEO and the next four most highly paid executive officers based on salary and bonus attributable to 2002) and all directors and executive officers as a group as of March 1, 2003. Please see the table on page 15 for titles of the Named Executive Officers. The "aggregate number of shares beneficially owned" listed in the second column includes the numbers listed in the third and fourth columns. For a description of the restricted shares owned by Directors, please see the Directors' Equity Award Program description on page
12. For a description of the restricted shares owned by Named Executive Officers other than Mr. Bateman, see page 30. On March 1, 2003, there were 30,063,267 shares of Harleysville Group stock held by stockholders.

------------------------------------------------------------------------------------------------------------
                  Name                      Aggregate        Right to    Number of Shares     Percent of
                                              Number         Acquire       of Restricted        Shares
                                             of Shares     w/in 60 days     Stock Owned     (less than 1%
                                           Beneficially     (number of                          unless
                                              Owned          shares)                          indicated)
------------------------------------------------------------------------------------------------------------
Walter R. Bateman                           433,566          223,624           5,646             1.4%
------------------------------------------------------------------------------------------------------------
Lowell R. Beck                               17,646           13,500             0
------------------------------------------------------------------------------------------------------------
W. Thacher Brown                             46,782           17,500           5,646
------------------------------------------------------------------------------------------------------------
Michael L. Browne                            19,133            7,500           5,646
------------------------------------------------------------------------------------------------------------
Robert D. Buzzell                            27,183           16,240           5,646
------------------------------------------------------------------------------------------------------------
Mirian M. Graddick                           12,298           7,500              0
------------------------------------------------------------------------------------------------------------
Joseph E. McMenamin                          15,570           11,500             0
------------------------------------------------------------------------------------------------------------
Frank E. Reed                                37,584           17,500           5,646
------------------------------------------------------------------------------------------------------------
Jerry S. Rosenbloom                          32,537            5,500           5,646
------------------------------------------------------------------------------------------------------------
Mark R. Cummins                              92,021           74,226             0
------------------------------------------------------------------------------------------------------------
Bruce J. Magee                               95,271           72,505             0
------------------------------------------------------------------------------------------------------------
E. Wayne Ratz                                58,571           39,149           6,807
------------------------------------------------------------------------------------------------------------
Roger A. Brown                               65,475           48,629             0
------------------------------------------------------------------------------------------------------------
All directors & executive officers as a   1,304,433          780,300          87,533             4.3%
group (19)
------------------------------------------------------------------------------------------------------------

Disclaimer of Beneficial Ownership

         The following directors and officers disclaim beneficial ownership of certain shares included in the totals above: Michael Browne disclaims beneficial ownership of 130 shares held by him as custodian for a minor child.

           REPORT OF COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE


Compensation Philosophy

         The Compensation and Personnel Development Committee of the Board of Directors (the "Compensation Committee"), which consists entirely of independent directors as defined in Section 162(m) of the Internal Revenue Code and as defined by Nasdaq, oversees a management compensation program designed to further the attainment of the Company's strategic goals of growth and profitability and thus enhance shareholder value. In order to achieve these strategic goals, the Company has identified four principles to guide its compensation program. The program is designed to:

o        Attract, retain and motivate talented executives;
o        Reward competencies and behaviors critical to the Company's success;
o Offer total compensation levels that are consistent with the performance of the executive measured against other executives both within the Company and within the industry; and
o Focus executives on performance goals and measures that are the key to the Company's success by providing variable compensation programs linked to creation of shareholder value.

Compensation Methodology

         The Harleysville Group compensation program is designed to enable Harleysville Group to fairly compete for talented and experienced staff with companies of similar size whether publicly or privately held. Data from many different insurance and other companies are employed to determine proper competitive compensation levels for an organization the size of Harleysville. As a result, the group from which data are gathered and used is not the same as the peer group represented on the Stock Performance Charts which includes all Nasdaq Stock Market traded property/casualty companies regardless of size, or other characteristics, although data from many of the same companies may be employed.

         Total compensation is comprised of fixed compensation (annual base salary), variable compensation (annual and long term incentive plans) and stock options. Since 2000, the total compensation target has been the 50th percentile of the market. This total compensation target is designed to enable the organization to attract and retain high-performing executives and to reward above average performance, while a flexible mix between base salary and variable compensation permits higher potential of pay for those positions where performance results are highly measurable and where the value of those results to the Company is clear and significant. In exceptional cases, for the purpose of attraction, retention or incenting of specific employees, stock appreciation rights or restricted stock are awarded as well. An independent compensation consultant provides data to the Committee regarding market rates for compensation and compensation plan structures. The data is derived from analysis of publicly available information and proprietary survey sources.

         The specific components of the compensation program and how they function are described below:

o        Base Salary

                  Consistent with the compensation philosophy, annual base salary is designed to be competitive within the industry. Each position in the Company is placed in an appropriate paygrade whose midpoint level is set at the median pay for that position when compared to the industry on a size adjusted basis. A salary range based on the midpoint is developed for that paygrade. An individual Named Executive Officer's salary within his or her paygrade is determined each fall for the following year while other executive officers' salaries are determined after the close of the year for the 12 month period commencing April 1 and are based on a combination of individual performance and Company performance, the weightings of which may change from year to year. To evaluate Company performance, the Compensation Committee compares the Company's overall corporate performance against the insurance industry with respect to return on equity, combined ratio and premium growth. The term "combined ratio", which is a standard term of measurement in the property/casualty insurance industry, means the ratio produced by adding (1) the ratio of losses, loss adjustment expenses, and policyholder dividends to net earned premiums and (2) the ratio of underwriting expenses to net written premium. The resulting fraction then is expressed as a percentage.

o        Annual Incentive Compensation

                  The Company each year adopts targets under its Senior Management Incentive Compensation Plan in order to direct executive officer attention to the attainment of significant annual corporate goals. For the 2002 Plan, the goals included: a combined ratio goal for the entire Harleysville organization's property/casualty operations; a return on equity goal; a premium growth goal; and operational effectiveness and improvement. The weightings for each factor were: combined ratio 40%; return on equity 30%; premium growth 10%; and operational effectiveness and improvement goals 20%. The Plan is designed to pay a target award at a level of 15% to 40% of annual salary depending on officer position and title when the target goals are achieved. Payouts may be over 100% of target and up to 200% of the target award if actual performance exceeds the target. Conversely, payouts may be less than 100% and as low as zero if actual performance does not attain the target. Consistent with the Compensation Committee's philosophy, the size of the award range is determined for the Chief Executive Officer specifically and executive officers generally based on an analysis of the appropriate competitive total compensation package that is typically available for executive officers of a property/casualty insurance company of similar size. For 2002, the threshold for a payout under the Plan was a return on equity of the Company equal to or exceeding 8%. The payouts for 2000, 2001, and 2002 reflect that all the target goals were not fully attained in those years. Since 2000, the Company has adopted distinct goals for the Chief Investment Officer that provide incentives for investment performance in addition to corporate performance goals. The 2002 goals and the weightings for each were 18% for combined ratio; 30% for return on equity; 7% for fee income revenue; 25% for equity investment performance; and 20% for fixed income investment performance.

o        Long Term Incentive Compensation

                  The Company has maintained since 1988 a Long Term Incentive Plan designed to reward those senior executive officers of Harleysville Group involved in establishing the Company's strategy. From the Plan's inception and up to and including the Plan period beginning in 1999, the Plan rewarded the attainment of long-term return on equity goals. Target goals were set each year for the next four-year period. Awards were designed to provide payments at the end of each successive four-year performance period in an amount that is a percentage of each participant's salary at January 1st of the first year of each period, with the amount of payment dependent upon a combination of Harleysville Group's annual rate of return on equity ("ROE") and direct written premium growth over the four-year period. Potential target awards for each year were designed to range from 15% to 45% of a participant's salary depending upon officer level. A target amount was payable if Harleysville Group's average ROE exceeded certain levels of targeted ROE. There was a maximum payment of 150% of target award if Harleysville Group's ROE exceeded certain higher levels of targeted ROE. If ROE fell between the target level and the maximum level, then the amount of the award was prorated accordingly. Once an ROE of 8% was achieved, an additional incentive award based on direct written premium growth took effect. If less than the targeted level of ROE was reached, a reduced percentage of the target award was granted. In the event that ROE fell below a stated level, a negative percentage of the target award was assessed, and previously credited awards were proportionately reduced. Under the terms of this Long Term Incentive Plan, the Compensation Committee retained discretion, subject to Plan limits, to modify the terms of outstanding awards to take into account the effect of unforeseen or extraordinary events and accounting changes. Awards, if earned, were paid in cash at the end of the four-year performance period. Cash payments to the Named Executive Officers made under awards for the plans for four-year periods 1997-2000, 1998-2001, and 1999-2002 are reflected in the Summary Compensation Table on page 29 under the years 2000, 2001, and 2002 respectively, although paid in the following year. The size of the award opportunity was determined for the Chief Executive Officer specifically and executive officers generally based on the same factors referenced under Annual Incentive Compensation above.

                  Commencing in 2000, including the last three years of the 1999-2002 plan, the Plan was changed, with stockholder approval, in order to help achieve the desired total compensation target. The Plan became a three-year plan and the award, which has both a cash and stock component that can vary by participant, is based on relative total shareholder return ("TSR"), the components of which include both change in stock price and imputed dividend reinvestment, compared to a universe of at least 50 property/casualty stocks. The target award, which ranges from 30% to 200% of base salary at the beginning of the period, is payable if the TSR is at the 50th percentile. Target cash and target shares are established as of January 1 of the first year of each three-year period based on a participant's base salary and the value of a share of stock. A maximum award of 150% of target is paid if the TSR is at the 80th percentile or higher while a minimum award of 50% of target is paid if the TSR is at the 35th percentile. No award is paid if the TSR is below the 35th percentile. TSR falling between the 35th and 50th percentiles and between the 50th and 80th percentiles will be interpolated to determine the size of the award. The first payouts under this structure were in 2003 for TSR between January 1, 2000 and December 31, 2002 for both the 1999-2002 plan and the 2000-2002 plan. The figures in the Summary Compensation table reflect payments under both those plans. They reflect that TSR at 100.2% for both the last three years of the 1999-2002 plan and the 2000-2002 plan were above the 80th percentile thus paying off at 150% of target, the maximum amount. The figures reflect the appreciated value of a share of stock from $14.25 per share on December 31, 1999 to $26.43 on December 31, 2002.

                  See the chart on page 32 for further information on awards under this Plan for 2002-2004.

o        Stock Options

                 Pursuant to the terms of the Equity Incentive Plan, each year the Compensation Committee grants stock options to officers and key employees of Harleysville Group. Because stock option grants are a component of a compensation target, these awards do not take into account options already held by the officer. A target award of stock options for each paygrade is established after taking into account the other components of compensation to achieve the total compensation target established by the Compensation Committee for the paygrade level of the executive position. The Compensation Committee generally uses the Black-Scholes option value method to determine the value of the stock option grant component of compensation and awards the number of stock options whose total value equals the target amount. In 2002, because of the volatility of the stock market, grants were kept at the same level as in 2000 and 2001 to maintain a competitive compensation target. Based upon the recommendation of the CEO, in light of the officer's performance, an officer may receive an award greater or lesser than target, including none at all. Commencing in January 2002, executive officers above a certain level, including the CEO and other Named Executive Officers, must, within five years, beneficially own Harleysville Group stock equal to a specific multiple of base salary in order to receive stock options at a level necessary to keep total compensation at the target level. For the CEO the multiple is five, for the president and chief operating officer and executive vice presidents the multiple is three, and for senior vice presidents the multiple is two times base salary. The stock option grants to the Named Executive Officers in 2002 are set out on the Summary Compensation Table on page 29 and the Option Grant Table on page 31. All stock options granted under the Equity Incentive Plan in 2002, as well as in 2001 and 2000, have been non-qualified options receiving no special tax benefit, have an exercise price equal to the fair market value of a share of common stock on the date of grant, have a term of 10 years and vest at the rate of 50% each on the first and second anniversary dates of award, except that options become immediately exercisable upon an optionee's retirement, death or disability. Retired optionees, age 61 and younger, may exercise the options within one year of retirement, and retired optionees, age 62 and older, may exercise the options granted prior to May 1997 within two years after retirement and may exercise the options granted May 1997 and after within five years after retirement, if the options do not otherwise expire. However, if a retiree over 55 has a combination of age and service at retirement that exceeds the number 72, then that retiree has five years in which to exercise the options after retirement. The exercise price may be paid by delivery of already owned shares. The Compensation Committee may, in its discretion, accelerate the exercisability of options in the event of a merger, consolidation or other change in control of Harleysville Group. The Company has never re-priced stock options and has no current intention to do so.

Chief Executive Officer Compensation

         Mr. Bateman's compensation for 2002 as set forth in the Summary Compensation Table on page 29 was based on the factors set forth above. His total compensation, composed of base salary, annual incentive compensation, long term compensation and stock option grants, reflects both a target compensation package commensurate with similar officers within the insurance industry peer group as well as an evaluation of his personal and company performance on both a qualitative and quantitative basis.

         Mr. Bateman's base salary paid in 2002 was determined in October 2001 based upon a review of Mr. Bateman's performance and the Company's results for the preceding 12 months. As of October 2001, fundamental key performance measures continued to improve. Operating income had increased 17.9% although net income decreased as a result of mandatory write-downs of impaired investment securities. Even with the terrorist attacks of September 11, the combined ratio had decreased to 104.1% from 107.1%. The trailing 12 month ROE was 9.0%. Book value increased to $19.93 from $19.35 a year earlier and total stockholders equity had increased to $586.1 million from $558.5 million. Premium volume, net written and earned, had increased 8% and 5.4% respectively. In addition, termination of underperforming agents, exiting unprofitable lines of business and non-renewal of unprofitable individual accounts continued. The Committee was mindful of the strategic vision for the Company and the re-underwriting and pricing increase actions that had been implemented to further that vision in 2002. Accordingly, the Committee awarded Mr. Bateman a 6.8% increase for 2002.

         Mr. Bateman's annual incentive compensation plan payout of $201,916 for 2002 was based on a formula that reflected attainment of 30.8% of the ROE award goal; 136.4% of the premium growth award goal; 140.0% of the operational effectiveness and improvement goals; and 98.2% of the combined ratio award goal. Likewise, the long term incentive payout of $5,239,503 reflects two long term incentive plan payouts, one for the period 1999-2002 and one for the period 2000-2002. Both plans paid at 150% of target, in that TSR of Company stock was in the upper quintile compared to the peer group. During the periods covered, the value of shares of Company stock increased by 85.5% and the total shareholder return was 100.2%. Approximately 87.4% of the payout value, or $4,576,991, was represented by stock with approximately 12.6% of the payout, or $662,513, represented by cash. Finally, the award of stock options in May 2002 was based on the appropriate formula applied to Mr. Bateman's salary paygrade.

Internal Revenue Code Impact

         Internal Revenue Code Section 162(m) imposes conditions on the full deductibility of compensation in excess of $1 million. The Compensation Committee has reviewed, and continues to review, the potential consequences to the Company of this section. This section had no impact on the Company in 2002, and it is not expected to have any impact on the Company in 2003 inasmuch as the compensation levels other than from stock option exercises or the Long Term Incentive Plan are below the $1 million figure, and any income from stock option exercises and the Long Term Incentive Plan is fully deductible under the current requirements of Section 162(m).

Compensation Committee Interlocks

         No member of the Compensation Committee is an employee of an entity on whose board an executive officer of the Company sits.

Submitted by the Compensation & Personnel Development Committee

         Jerry S. Rosenbloom, Chairman
         Michael L. Browne
         Robert D. Buzzell
         Mirian M. Graddick

                             STOCK PERFORMANCE CHART

         The following graph shows changes over the past five-year period (all full calendar-year periods) in the value of $100 invested in (1) Harleysville Group common stock; (2) the Nasdaq Stock Market index; and (3) the Peer Group index. All values are as of the last trading day of each year.


            Comparison of 5-Year Cumulative Total Stockholder Return

                               [Graphic Omitted]

                         1997      1998      1999      2000      2001      2002
--------------------------------------------------------------------------------
o Harleysville Group     100      109.9      62.4     132.2     110.5     125.4
--------------------------------------------------------------------------------
# Nasdaq                 100      141.0     261.5     157.4     124.9      86.3
--------------------------------------------------------------------------------
^ Peer Group             100       85.3      64.3      83.2      85.3      87.7
--------------------------------------------------------------------------------
                                                 YEARS

         The year-end values of each investment shown in the preceding graph are based on share price appreciation plus dividends, with the dividends reinvested as of the day such dividends were ex-dividend. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percentages, can be calculated from the year-end investment values shown beneath each graph.

         The graph was prepared by the Center for Research in Security Prices ("CRSP"). The Nasdaq Stock Market index includes all U.S. Companies in the Nasdaq Stock Market and the Peer Group index includes 55 Nasdaq Company stocks in SIC Major Group 633 (SIC 6330-6339: U.S. and foreign, fire, marine and casualty insurance). A complete list of these companies may be obtained from CRSP at the University of Chicago Graduate School of Business, 1101 East 58th Street, Chicago, Illinois 60637; (773) 702-7467. CRSP reweights the indices daily, using the market capitalization on the previous trading day.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         This table indicates, for the last three fiscal years, cash and other compensation paid to the Named Executive Officers.

------------------------------------------------------------------------------------------------------------------------------------
    Name and Principal        Year               Annual                                Long-Term                         All Other
      Position as of                          Compensation                           Compensation                      Compensation
     December 31, 2002                                                  Awards                           Payouts
                                        --------------------------------------------------------------------------------------------
                                          Salary          Bonus        Restricted      Securities      Long-Term
                                                                      Stock Awards     Underlying      Incentive
                                                                                      Stock Options     Payouts
                                                                                      (# of shares)
------------------------------------------------------------------------------------------------------------------------------------
     Walter R. Bateman         2002     $560,000         $201,916          0             37,648        $5,239,503         $21,982
        Chairman &             2001     $524,200         $ 51,766          0             37,648        $  167,117         $16,518
  Chief Executive Officer      2000     $499,200         $145,492          0             37,648        $  194,731         $38,681
------------------------------------------------------------------------------------------------------------------------------------
      Mark R. Cummins          2002     $307,300         $ 49,645          0             17,148        $  764,319         $10,409
 Executive Vice President,     2001     $292,700         $ 18,825          0             16,148        $   52,669         $ 9,212
      Chief Investment         2000     $272,300         $ 73,030          0             14,038        $   61,664         $20,720
    Officer & Treasurer
------------------------------------------------------------------------------------------------------------------------------------
       Bruce J. Magee          2002     $230,800         $ 41,609          0             13,205        $  532,056         $ 7,992
  Senior Vice President &      2001     $219,800         $ 10,853          0             12,205        $   41,114         $ 6,760
  Chief Financial Officer      2000     $211,900         $ 30,879          0             12,205        $   47,909         $14,567
------------------------------------------------------------------------------------------------------------------------------------
       E. Wayne Ratz           2002     $213,000         $38,400           0             12,614        $  482,187         $ 7,376
  Senior Vice President &      2001     $199,100         $ 9,831         6,807           10,614             0             $ 6,268
 Chief Information Officer     2000     $191,900         $27,965           0             10,614             0             $13,192
------------------------------------------------------------------------------------------------------------------------------------
       Roger A. Brown          2002     $217,200         $39,157           0             13,205        $  447,809         $ 7,521
   Senior Vice President,      2001     $199,977         $ 9,887           0             12,205             0             $ 6,296
Secretary & General Counsel    2000     $178,200         $25,968           0             10,614             0             $12,250
------------------------------------------------------------------------------------------------------------------------------------

          Cash bonuses under the Senior Management Incentive Compensation Plan for services rendered in fiscal years 2000, 2001, and 2002 have been listed in the year earned, although actually paid in the following year.

          Bonuses under the Long Term Incentive Plan for services rendered in fiscal years 1997-2000, 1998-2001, and in 1999-2002 and 2000-2002 have been listed in 2000, 2001, and 2002 respectively, although, again, paid in the subsequent year. Because of the revision to the Long Term Incentive Plan in 2000, when the plan became a three-year instead of a four-year plan, there were two Long Term Incentive Plan pay-outs in 2003 for plans ending in 2002. Actual payouts for these two plan periods were a combination of cash and stock, with the majority of the payout in all instances being stock. In the aggregate stock represented 82.2% of the amount of the total long-term incentive payouts to the Named Executive Officers.

          The terms of stock options awarded in fiscal years 2000, 2001, and 2002 are described in the Report of the Compensation and Personnel Development Committee on page 26. Mr. Ratz is the only Named Executive Officer, other than Mr. Bateman who holds his restricted shares in his capacity as director, that holds restricted stock of the Company. As of December 31, 2002 he held 6,807 restricted shares with a value of $179,909. They were awarded in 2001 and vest in 2004 if Mr. Ratz is still employed by the Company and attains certain information technology mileposts. Mr. Ratz possesses both the right to vote and receive dividends on these shares.

     Named Executive Officers are eligible to participate in the tax-qualified Extra Compensation Plan (a 401(k) plan) and a Nonqualified Excess Match Program. This Nonqualified Excess Match Program pays a match at the same rate as paid under the Extra Compensation Plan on the amount of base salary in excess of the annual limitation on compensation imposed by the Internal Revenue Code and, commencing in 2000, on annual incentive plan payments. Prior to 2001, the Extra Compensation Plan match could either be 25%, 50%, 75%,100% of base salary dependent upon whether net income as a percentage of premium earned meets or exceeds specific limits set forth in the Extra Compensation Plan. Effective for 2001 and later, the Plan match can be 25, 50, 75, 100 or 125% of base salary dependent upon the ROE of the Company for the year. The amount shown under "All Other Compensation" in the Summary Compensation Table reflects contribution to the Extra Compensation Plan (a) for 2002 of $5,500 on behalf of each of the Named Executive Officers to match 2002 pre-tax elective deferred contributions made by each to the Extra Compensation Plan; (b) for 2001 of $5,100 on behalf of each of the Named Executive Officers to match the 2001 pre-tax elective deferred contributions made by each to the Extra Compensation Plan; and (c) for 2000 of $10,200 on behalf of each of the Named Executive Officers to match the 2000 pre-tax elective deferred contributions made by each to the Extra Compensation Plan. The remainder of each amount is the allocation for each Named Executive Officer under the Nonqualified Excess Match Program.

Severance Arrangements

         Beginning in 1999, the Company has entered into agreements with the Named Executive Officers that provide for compensation to be paid to the Named Executive Officers in the event of both a change in control of Harleysville Group or its parent Harleysville Mutual and a subsequent substantial change in status of such Named Executive Officer. Changes in status include diminution of responsibilities, reduction in pay, failure to continue comparable incentive plans, change of place of employment or termination of employment, if they occur within three years of change in control and are not for cause, e.g., the Named Executive Officer's failure to perform his or her duties or willful conduct that injures the Company. The compensation to be paid to Mr. Bateman is 2.99 times, and the compensation to be paid to the other Named Executive Officers is two times the sum of annual base salary and the average annual incentive target awards over the past three years, plus the prorated long term incentive plan target awards for all plans in which the Named Executive Officer participates and the value of any stock options which may not legally be exercised at the time of change in control. The compensation may be paid in a lump sum or periodically at the election of the Named Executive Officer. A Named Executive Officer may also receive funds to pay any resulting excise tax payable and will continue to participate in welfare benefit plans for three years comparable to those received prior to the change in control and change in status.

Option Grants in 2002

         This table shows the number and value of stock options granted to the Named Executive Officers in 2002.

---------------------------------------------------------------------------------------------------------------------------
             Name                 Number of      % of Total      Exercise Price      Expiration           Grant Date
                                  Securities       Options         Per Share            Date            Present Value
                                  Underlying     Granted to
                                   Options      Employees in
                                   Granted       Fiscal Year
---------------------------------------------------------------------------------------------------------------------------
Walter R. Bateman                   37,648          8.0%             $27.20            5/21/12             $340,388
---------------------------------------------------------------------------------------------------------------------------
Mark R. Cummins                     17,148          3.6%             $27.20            5/21/12             $155,018
---------------------------------------------------------------------------------------------------------------------------
Bruce J. Magee                      13,205          2.8%             $27.20            5/21/12             $119,373
---------------------------------------------------------------------------------------------------------------------------
E. Wayne Ratz                       12,614          2.7%             $27.20            5/21/12             $114,031
---------------------------------------------------------------------------------------------------------------------------
Roger A. Brown                      13,205          2.8%             $27.20            5/21/12             $119,373
---------------------------------------------------------------------------------------------------------------------------

         In calendar year 2002, Harleysville Group granted a total of 472,917 options representing the right to purchase 472,917 shares of common stock to 112 officers and key employees under the Equity Incentive Plan.

         The Grant Date Present Value was determined using the Black-Scholes option pricing model. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect Harleysville Group's estimate of future stock price growth. Use of this model should not be viewed in any way as a forecast of the future performance of Harleysville Group's common stock, which will be determined by future events and unknown factors.

         For a description of the stock option program, please see page 26.

Option Exercises & Year-end Values

      This table shows the number and value of stock options exercised in 2002 and the value of unexercised options as of the end of 2002 for the Named Executive Officers. Year-end value is calculated using the difference between the option exercise price and $26.43 (year-end stock price) multiplied by the number of shares underlying the option.

--------------------------------------------------------------------------------------------------------------------------

          Name               No. of        Value             No. of Securities                 Value of Unexercised
                             Shares      Realized               Underlying                         In-the-Money
                           Acquired on                    Unexercised Options at             Options at Year-End
                            Exercise                          Fiscal Year-End
                                                      --------------------------------------------------------------------

                                                      Exercisable      Unexercisable     Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Walter R. Bateman            17,000      $252,535       223,624           56,472         $1,847,067         $1,318
--------------------------------------------------------------------------------------------------------------------------
Mark R. Cummins              17,460      $323,212        74,226           25,222         $  516,234         $  565
--------------------------------------------------------------------------------------------------------------------------
Bruce J. Magee                9,720      $180,264        72,505           19,307         $  598,886         $  427
--------------------------------------------------------------------------------------------------------------------------
E. Wayne Ratz                   0           $0           39,149           17,920         $  200,472         $  371
--------------------------------------------------------------------------------------------------------------------------
Roger A. Brown                9,230      $111,337        48,629           19,307         $  359,053         $  427
--------------------------------------------------------------------------------------------------------------------------

Long Term Incentive Plan Performance Opportunity Awards in Last Fiscal year

      This table shows the potential target payouts for the Named Executive Officers under the Long Term Incentive Plan for a three-year performance period commencing in 2002. Four-year performance periods under the Plan were completed in 2000, 2001, and 2002 and a three-year performance period under the Plan was also completed in 2002. Actual payments for those performance periods are shown in the Summary Compensation Table on page 29 for those years.

-------------------------------------------------------------------------------------------------

              Name                Target Cash as a              Target              Performance
                                 Percent of Salary         Number of Shares           Period
                                      in 2002
-------------------------------------------------------------------------------------------------
Walter R. Bateman                       45%                   36,333                3 years
-------------------------------------------------------------------------------------------------
Mark R. Cummins                         35%                    3,859                3 years
-------------------------------------------------------------------------------------------------
Bruce J. Magee                          35%                    2,415                3 years
-------------------------------------------------------------------------------------------------
E. Wayne Ratz                           15%                    3,121                3 years
-------------------------------------------------------------------------------------------------
Roger A. Brown                          15%                    3,182                3 years
-------------------------------------------------------------------------------------------------

For a description of the current Long Term Incentive Compensation plan, please see page 25.

Pension Plans

         These tables show estimated annual benefits payable upon retirement to the Named Executive Officers under the qualified Pension Plan in conjunction with a non-qualified Supplemental Pension Plan.

         Pension Plan Table I shows the estimated annual benefits payable upon retirement under the Pension Plans to Mr. Bateman and Mr. Magee, who became executive officers prior to January 1, 1989.

                                     TABLE I

------------------------------------------------------------------------------------------------------------

     Average         10 Years       15 Years        20 Years       25 Years      30 Years       35 Years
      5 Year
 Base Salary Plus
 Annual Incentive
    @ 12/31/02
------------------------------------------------------------------------------------------------------------
     $650,000        $117,891       $176,837        $235,782       $294,728      $294,728       $294,728
------------------------------------------------------------------------------------------------------------
     $600,000        $108,516       $162,774        $217,032       $271,290      $271,290       $271,290
------------------------------------------------------------------------------------------------------------
     $550,000        $ 99,141       $148,712        $198,282       $247,853      $247,853       $247,853
------------------------------------------------------------------------------------------------------------
     $500,000        $ 89,766       $134,649        $179,532       $224,415      $224,415       $224,415
------------------------------------------------------------------------------------------------------------
     $450,000        $ 80,391       $120,587        $160,782       $200,978      $200,978       $200,978
------------------------------------------------------------------------------------------------------------
     $400,000        $ 71,016       $106,524        $142,032       $177,540      $177,540       $177,540
------------------------------------------------------------------------------------------------------------
     $350,000        $ 61,641       $ 92,462        $123,282       $154,103      $154,103       $154,103
------------------------------------------------------------------------------------------------------------
     $300,000        $ 52,266       $ 78,399        $104,532       $130,665      $130,665       $130,665
------------------------------------------------------------------------------------------------------------
     $250,000        $ 42,891       $ 64,337        $ 85,782       $107,228      $107,228       $107,228
------------------------------------------------------------------------------------------------------------
     $200,000        $ 33,516       $ 50,274        $ 67,032       $ 83,790      $ 83,790       $ 83,790
------------------------------------------------------------------------------------------------------------
     $150,000        $ 24,141       $ 36,212        $ 48,282       $ 60,353      $ 60,353       $ 60,353
------------------------------------------------------------------------------------------------------------

         Pension Plan Table II shows the estimated annual benefits payable upon retirement under the Pension Plans to Mr. Cummins, Mr. Ratz and Mr. Brown who became executive officers after January 1, 1989.

                                    TABLE II

-----------------------------------------------------------------------------------------------------------

 Average 5 Year     10 Years       15 Years        20 Years       25 Years      30 Years       35 Years
  Base Salary
  Plus Annual
  Incentive @
    12/31/02
-----------------------------------------------------------------------------------------------------------
    $650,000        $103,653       $160,455        $220,580       $280,705      $280,705       $280,705
-----------------------------------------------------------------------------------------------------------
    $600,000        $ 95,528       $146,580        $202,080       $257,580      $257,580       $257,580
-----------------------------------------------------------------------------------------------------------
    $550,000        $ 87,403       $132,705        $183,580       $234,455      $234,455       $234,455
-----------------------------------------------------------------------------------------------------------
    $500,000        $ 79,278       $118,917        $165,080       $211,330      $211,330       $211,330
-----------------------------------------------------------------------------------------------------------
    $450,000        $ 71,153       $106,729        $146,580       $188,205      $188,205       $188,205
-----------------------------------------------------------------------------------------------------------
    $400,000        $ 63,028       $ 94,542        $128,080       $165,080      $165,080       $165,080
-----------------------------------------------------------------------------------------------------------
    $350,000        $ 54,903       $ 82,354        $109,806       $141,955      $141,955       $141,955
-----------------------------------------------------------------------------------------------------------
    $300,000        $ 46,778       $ 70,167        $ 93,556       $118,830      $118,830       $118,830
-----------------------------------------------------------------------------------------------------------
    $250,000        $ 38,653       $ 57,979        $ 77,306       $ 96,632      $ 96,632       $ 96,632
-----------------------------------------------------------------------------------------------------------
    $200,000        $ 30,528       $ 45,792        $ 61,056       $ 76,320      $ 76,320       $ 76,320
-----------------------------------------------------------------------------------------------------------
    $150,000        $ 22,403       $ 33,604        $ 44,806       $ 56,007      $ 56,007       $ 56,007
-----------------------------------------------------------------------------------------------------------

         A pension is based on the highest five-year average of credited salary plus average annual incentive compensation. The benefits reflected in the charts assume that a Named Executive Officer receives an annual incentive compensation equal to 20% of his or her annual base salary.

         For the purposes of the Pension Plans, executive officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Bateman, 15 years; Mr. Cummins, 11 years; Mr. Magee, 17 years, Mr. Ratz, 6 years, and Mr. Brown, 17 years.

         The retirement benefits shown in the Pension Plan Tables assume that benefits will be payable at age 65 in the form of a single life annuity, and are not subject to any deduction for Social Security or other offset amounts. For the purposes of calculating benefits under the Pension Plans, no Named Executive Officer may be credited with more than 25 years of service.

                      TRANSACTIONS WITH HARLEYSVILLE MUTUAL

         Harleysville Group was formed by Harleysville Mutual in 1979. It was a wholly-owned subsidiary of Harleysville Mutual until June 1986, when Harleysville Mutual sold shares of Harleysville Group's common stock in a public offering. Harleysville Mutual's ownership of Harleysville Group's outstanding common stock was reduced from 100% to approximately 70% at that time. In April 1992, Harleysville Mutual sold additional shares of its Harleysville Group common stock holdings, further reducing Harleysville Mutual's ownership to approximately 55%. In 2000, Harleysville Mutual completed a purchase of 1,000,000 shares of Harleysville Group stock, thereby increasing its stock ownership at that time to approximately 57%. Harleysville Group's operations are interrelated with the operations of Harleysville Mutual. Harleysville Group believes that its various transactions with Harleysville Mutual, of which the material ones are summarized herein, have been fair to Harleysville Group (as well as Harleysville Mutual) and at least as favorable to Harleysville Group as those terms that could have been negotiated with an independent third party.

         Under a lease effective January 1, 2000, Harleysville Mutual rents the home office property from a partnership owned by Harleysville Group for a five-year term at a base rent of $3.4 million. Harleysville Mutual may also pay additional rent, based on a formula, for any additions, improvements or renovations. There was an additional rental payment made in 2002 of $110,000. Harleysville Mutual is also responsible for all operating expenses including maintenance and repairs. The base rent and formula for additional charges are based upon an appraisal obtained from an independent real estate appraiser. Harleysville Mutual and Harleysville Group and their respective affiliates share these facilities, and the expenses of the facilities are allocated according to an intercompany allocation agreement.

         Harleysville Group provides certain management services to Harleysville Mutual and its insurance subsidiaries. Under related agreements, Harleysville Group serves as the paymaster for the Harleysville companies, with each company being charged for its proportionate share of salary and employee benefits expense based upon time allocation. Harleysville Group received a fee of $6.8 million in 2002 for its services under these management agreements.

         Harleysville Group borrowed approximately $18.5 million from Harleysville Mutual in connection with the acquisition of Mid-America Insurance Company and Harleysville Insurance Company of New York in 1991. It was a demand loan with a stated maturity in March 1998. In February 1998, the maturity was extended to March 2005 and the interest rate became LIBOR plus .65%, which was a commercially reasonable market rate in 1998.

         Harleysville Group's property/casualty insurance subsidiaries participate in an underwriting pool with Harleysville Mutual whereby such subsidiaries cede to Harleysville Mutual all of their insurance business and assume from Harleysville Mutual an amount equal to their participation in the pooling agreement. All losses and loss settlement and other underwriting expenses are prorated among the parties on the basis of participation in the pooling agreement. The agreement pertains to all insurance business written or earned on or after January 1, 1986, and Harleysville Group's pool participants are not liable for losses occurring prior to January 1, 1986. Harleysville Group's participation in 2002 was 72%. The pooling agreement may be amended or terminated by agreement of the parties. Information describing the pool arrangement is contained in Harleysville Group's 2002 Annual Report to Stockholders.

         The property/casualty insurance subsidiaries of Harleysville Group entered into a reinsurance agreement with Harleysville Mutual, effective January 1, 1997, whereby Harleysville Mutual reinsures the property/casualty insurance company subsidiaries of Harleysville Group on a post-pooled basis for property losses as a result of catastrophes, excluding earthquakes and hurricanes and, effective July 1, 2002, excluding losses from terrorism, incurred in a quarter. Harleysville Mutual in turn pays to the subsidiaries in the event of covered catastrophes 100% of the subsidiaries' accumulated net loss in a quarter in excess of their retention (or deductible), which for 2002 was their pooling percentage times $5 million, up to a maximum net loss equaling $20 million times the subsidiaries' total pooling percentages. The premium paid by the subsidiaries of Harleysville Group to Harleysville Mutual in 2002 was $7.8 million. Further information about the reinsurance agreement is contained in Harleysville Group's 2002 Annual Report to Stockholders.


                         SECTION 16 REPORTING COMPLIANCE

         Harleysville Group believes that for 2002, for both the pre-August 27 rules and the post-August 26 rules, its officers, directors and 10% shareholders complied with the requirements of Section 16 of the Securities Exchange Act of 1934 based on a review of forms filed, or written notice that no annual forms were required. However, in reviewing all filings of Section 16 reporting persons it was determined that in December 2000, Lowell Beck, a director, sold 1,000 shares of Harleysville Group stock but inadvertently no Form 4 was filed at that time. Upon discovering the omission, a Form 4 was filed in July 2002. In October 1997, Walter Bateman's spouse received a bequest of 300 shares of Harleysville Group stock but no form was filed at that time. A Form 5 reflecting that bequest has been filed.

                                                                        Appendix

                             HARLEYSVILLE GROUP INC.

                               Amended & Restated

                          EMPLOYEE STOCK PURCHASE PLAN


              Approved by the Board of Directors February 26, 2003



I.       PURPOSE

         The Harleysville Group Inc. Employee Stock Purchase Plan (the "Plan") is established by the Harleysville Group Inc. (the "Company") for the benefit of the eligible employees of the Company, its parent and its subsidiaries. The purpose of the Plan is to provide each eligible employee with an opportunity to acquire or increase a proprietary interest in the Company. The Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, the terms "parent" and "subsidiary" shall have the same meaning as in Section 425 of the Code.

II.      DEFINITIONS

         1. "Company" shall mean Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

         2. "Base Pay" shall mean the regular compensation paid to a Participant with respect to the Enrollment Period. Base Pay shall not include overtime, bonuses, or other items which are not considered to be regular earnings by the Committee.

         3.   "Board" shall mean the Board of Directors of the Company.

         4.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

         5. "Committee" shall mean the Committee of three officers appointed by the Board.

         6. "Common Stock" shall mean the common stock of the Company, par value of $1.00 per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

         7. "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Company on the basis of appropriate medical evidence, and that results in the Participant's cessation of active employment with the Company.

         8. "Enrollment Period" shall mean the January 1-14 or July 1-14 immediately preceding a subscription period.

         9. "Fair Market Value" shall mean the last existing closing price of Common Stock on the Nasdaq Stock Market.

         10.   "Parent" shall mean Harleysville Mutual Insurance Company.

         11. "Participant" shall mean an eligible employee who files an enrollment card.

         12.   "Plan" shall mean the Company's Employee Stock Purchase Plan.

         13. "Retirement" shall mean cessation of a Participant's employment at age 55 or after if an employee is entitled to a benefit under the Company's qualified defined benefit pension plan.

         14. "Subscription Period" shall mean the period from January 15 through July 14 or from July 15 through January 14.

         15. "Termination of Employment" shall mean a cessation of the Participant's employment with the Company, its parent or any affiliates for any reason other than retirement, death or disability.

III.     PLAN ADMINISTRATION

         A. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

               (i)   to interpret the Plan;

               (ii) to prescribe, amend and rescind rules and regulations relating to the Plan; and

               (iii) to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, or by rules and regulations of a national securities exchange or the Nasdaq Stock Market.

                All determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, Participants, and any persons having any interest under the Plan.

        B. MAXIMUM NUMBER OF SHARES AVAILABLE: Subject to adjustment as specified in Section III.D. below, the aggregate number of shares of common stock that may be issued under the Plan is 1,650,000 shares representing 1,000,000 shares previously approved in 1995 and 650,000 shares approved in 2003. Such 650,000 shares shall be newly registered subsequent to the adoption and approval of this Plan. Such shares that are issued may be authorized and unissued shares or treasury shares.

        C.      ELIGIBILTY:

                (a) All regular full-time employees and regular part-time employees who work at least twenty (20) hours or more a week for the Company, its parent, or its subsidiaries which have been designated by the Board as participating in the Plan (including subsidiaries which are so designated after the shareholders have approved the Plan) are eligible to participate in the Plan.

                (b) A person who is otherwise eligible to participate shall not be granted any right to purchase stock under the Plan to the extent (i) it would, if exercised, cause the person to own shares of stock (including shares which would be owned if all outstanding options to purchase stock owned by such person were exercised) which possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent or any subsidiary, or (ii) it causes such person to have purchase rights under the Plan and all other stock purchase plans of the Company, its parent or any subsidiary, which meet the requirements of Section 423 of the Code which accrue at a rate which exceeds $25,000 of fair market value of stock of the Company, its parent or any subsidiary (determined at the time the right to purchase stock under this Plan is granted) for each calendar year in which such right is outstanding. For this purpose a right to purchase stock accrues when it first becomes exercisable during the calendar year (but the rate of accrual for any calendar year can in no event exceed $25,000 of the fair market value of the stock subject to the right) and the number of shares of stock under one right may not be carried over to any other right.

                (c) If an employee obtains a hardship withdrawal under the Extra Compensation Plan of the Company or any similar plan maintained by the Company, its parent, or a subsidiary, then said employee may not, for the six (6) month period following the hardship withdrawal, make any contributions for purchase of stock under the Plan. In such case, such employee will be deemed to have withdrawn his or her contribution for the current Subscription Period and will have such contributions returned to him or her. The employee is further not entitled to re-subscribe to the Plan until the beginning of the first Subscription Period following the completion of the six (6) month period.

        D. ADJUSTMENTS: In the event of stock dividends, stock splits, re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for award under this Plan in the aggregate or to any one individual shall be adjusted proportionately. In the event of any other change affecting the Common Stock reserved under the Plan, such adjustment, if any, as may be deemed equitable by the Committee, shall be made to give proper effect to such event.

        E.      REGISTRATION CONDITIONS:

                1. Unless issued pursuant to a registration statement under the Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Plan.

                2. The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed and until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

IV.      ENROLLMENT AND ENROLLMENT PERIODS

         Enrollment will take place in the Enrollment Periods. Any employee who is eligible to participate and desires to subscribe for the purchase of stock for the following Subscription Period must file a subscription agreement with the Company's Payroll unit during the Enrollment Period. Once enrolled, a Participant Employee will continue to participate in the Plan for each succeeding Subscription Period until he or she terminates his or her participation or ceases to be an Eligible Employee. If a Participant desires to change his or her rate of contribution he or she may do so effective for the next Subscription Period by filing a new subscription agreement during the applicable Enrollment Period.

V.       DURATION OF OFFER AND SUBSCRIPTION PERIODS

         This plan shall be in effect from July 1, 1995 through and including July 31, 2008. During the duration of the Plan there will be twenty-six (26) Subscription Periods.

VI.      SUBSCRIPTION PRICE

         The "Subscription Price" for each share of Common Stock shall be the lesser of eighty-five percent (85%) of the Fair Market Value of such share on the last trading day before the first day of the Subscription Period or eighty-five percent (85%) of the fair market value of such share on the last trading day of the Subscription Period, but in no event less than $1.00 per share, the par value of share of Company Common Stock.

VII.     AMOUNT OF CONTRIBUTION AND METHOD OF PAYMENT

         Except as otherwise provided herein, the Subscription Price will be payable by the Participant Employee by means of payroll deduction. The minimum deduction shall be no less than the lesser of one percent (1%) of the Participant's Base Pay or $3.00 bi-weekly and the maximum deduction shall be no more than fifteen percent (15%) of such Base Pay. Payroll deductions will commence with the first pay issued during the Subscription Period and will continue with each pay throughout the entire Subscription Period except for pay periods for which the Participant receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.).

VIII.    PURCHASE OF SHARES

         The Company will maintain on its books a "Plan Account" in the name of each Participant. At the close of each pay period, the amount deducted from the Participant's Base Pay will be credited to the Participant's Plan Account. As of the last day of each Subscription Period, the amount then in the Participant's Plan Account will be divided by the Subscription Price for such Subscription Period and the Participant's Plan Account will be credited with the number of whole and fractional shares which results, subject to the limitations set forth in Section III (c). Shares will be issued in a book entry form with the Company's stock transfer agent. A Participant will receive a statement of account in a timely fashion from the transfer agent following the end of each Subscription Period. In the event the number of shares subscribed for any Subscription Period exceeds the number of shares available for sale under the Plan for such period, the available shares shall be allocated among the Participants in proportion to their Plan Account balances.

IX.      WITHDRAWAL FROM THE PLAN

         A Participant may withdraw from the Plan at any time. At the time of withdrawal the amount credited to the Participant's Plan Account will be refunded in cash without interest.


X.       SEPERATION FROM EMPLOYMENT

         Separation from employment for any reason including death, disability, retirement or termination of employment shall be treated as an automatic withdrawal as set forth in Section IX except that if separation occurs within three months prior to a purchase date, such Participant may continue to participate during that Subscription Period although no further contributions may be made. A transfer among the Company, its parent or its designated subsidiaries shall not be treated as a separation from employment.

XI.      ASSIGNMENT

         No Participant may assign his or her subscription or rights to subscribe to any other person and any attempted assignment shall be void.

XII.     AMENDMENT OR DISCONTINUANCE OF THE PLAN

         The Board shall have the right to amend, modify or terminate the Plan at any time without notice provided that no Participant's existing rights are adversely affected thereby and provided further that without the approval of the holders of a majority of the issued and outstanding shares of Common Stock no such amendment shall increase the total number of shares subject to the Plan, change the formula by which the price at which the shares shall be purchased is determined, change the class of employees eligible to participate in the Plan, or materially increase the benefits accruing to Participants under the Plan.

XIII.    MISCELLANEOUS PROVISIONS

        A. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN: The Board of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that if shareholder approval is required by federal or state laws or regulations or by rules and regulations of a national securities exchange or the Nasdaq National Market of The Nasdaq Stock Market, the amendment will not be effective until such stockholder approval.

        B. GOVERNMENT AND OTHER REGULATIONS: The obligation of the Company to issue stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

        C. OTHER COMPENSATION PLANS AND PROGRAMS: The Plan shall not be deemed to preclude the implementation by the Company, Parent or its subsidiaries of other compensation plans or programs which may be in effect from time to time. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company, its Parent or its subsidiaries except as provided in such other plan. Any purchases made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company, Parent or its subsidiaries unless specifically provided in such other Plan.

        D. CONSTRUCTION OF PLAN: The interpretation of the Plan and the application of any rules implemented hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

        E. PRONOUNS, SINGULAR AND PLURAL: The masculine may be read as feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

        F.      LIMITATION OF RIGHTS:

                1. No Right to Continue as an Employee: Neither the Plan, nor the granting of a right to participate nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation.

                2. No Stockholder's Rights: A Participant shall have no rights as a stockholder with respect to the shares issued hereunder until the end of a Subscription Period in which a Participant is enrolled, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued.

        G. STOCKHOLDER APPROVAL: The adoption of this amended and restated Plan shall be subject to stockholder approval.

This proxy when properly signed will be voted as specified. If a choice is not specified, the proxy will be voted FOR the election of directors

                                                                                                              Please             [ ]
                                                                                                              Mark Here
                                                                                                              for Address
                                                                                                              Change or
                                                                                                              Comments
                                                                                                              SEE REVERSE SIDE
1. ELECTION OF CLASS B DIRECTORS

     FOR         WITHHOLD             (INSTRUCTION: to withhold authority to vote for any
   all the       AUTHORITY            individual nominee, strike a line through the nominee's
   nominees   to vote for the         name below.)
   listed.    nominees listed.

    [ ]           [ ]                 01 Michael L. Brown   02 Frank E. Reed
                                      03 Jerry S. Rosenbloom

A vote FOR is recommended by the Board of Directors.

                                   FOR       AGAINST        ABSTAIN
2. APPROVAL OF THE                 [ ]         [ ]            [ ]
   AMENDED AND RESTATED
   EMPLOYEE STOCK
   PURCHASE PLAN

A vote FOR is recommended by the Board of Directors.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.


                                             -----------
                                                       |
                                                       |
                                                       |


Signature_________________________________________Signature_________________________________________________Date____________
This proxy should be dated, signed by the stockholder exactly as his or her name appears herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

[GRAPHIC OMITTED]


                                 ANNUAL MEETING
                                       OF
                      HARLEYSVILLE GROUP INC. STOCKHOLDERS

                            Wednesday, April 23, 2003
                                   10:30 A.M.
                                 355 Maple Ave.
                             Harleysville, PA 19438

                            YOUR VOTE IS IMPORTANT!

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

You can now access your account online via Investor ServiceDirect at http://www.melloninvestor.com
-----------------------------

[GRAPHIC OMITTED]

                                     PROXY
                            HARLEYSVILLE GROUP INC.

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Roger A. Brown, Bruce J. Magee, and Catherine B. Strauss, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Harleysville Group Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 355 Maple Avenue, Harleysville, Pennsylvania, on April 23, 2003, at 10:30 A.M., local time, and at any adjournment thereof, as follows:


         (Continued, and to be marked, dated and signed onreverse side)
--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

Map to Harleysville Group Inc.


-----------------------
Harleysville
Group Inc.
355 Maple Avenue                          [GRAPHIC OMITTED]
Harleysville, PA 19438
(800) 523-6344
(215) 256-5000
-----------------------